Exhibit 99.1
Fastly Announces Second Quarter 2022 Financial Results

•Record quarterly revenue exceeded high-end of quarterly guidance range
•Repurchased $235 million of convertible debt at a 25% discount to par
•Second quarter Net Retention Rate (LTM) of 117%

SAN FRANCISCO, August 3, 2022 — Fastly, Inc. (NYSE: FSLY), the world’s fastest edge cloud platform, today announced financial results for its second quarter ended June 30, 2022.
“We are pleased to continue our revenue momentum into 2022, exceeding the top end of our guidance range and representing another record revenue quarter, further demonstrating Fastly’s value with our existing and new customers,” said Joshua Bixby, CEO of Fastly.
“Against the backdrop of an uncertain economic environment, our customers are expanding their usage with Fastly and taking interest in our newer products,” continued Bixby. “Coupled with accelerated product delivery and continued market validation by leading research firms, we see renewed growth in our Enterprise customer base, prompting us to increase our annual revenue guidance.”
Fastly today separately announced that the Board of Directors has named Todd Nightingale as Chief Executive Officer to lead the company effective September 1, 2022. As previously announced, he will succeed Joshua Bixby, who will remain with the Company as an advisor. Nightingale joins Fastly from Cisco, where he currently serves as Executive Vice President and General Manager of Enterprise Networking & Cloud, leading business strategy and development efforts for Cisco's multi-billion dollar core portfolio.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue	$102,518	$85,026	$204,900	$169,878
Gross Margin
GAAP gross margin	44.9%	52.6%	46.1%	54.2%
Non-GAAP gross margin	50.4%	57.6%	51.5%	58.9%
Operating loss
GAAP operating loss	$(68,968)	$(57,468)	$(131,972)	$(107,431)
Non-GAAP operating loss	$(26,893)	$(17,560)	$(44,633)	$(30,465)
Net loss per share
GAAP net loss per common share—basic and diluted	$(0.14)	$(0.51)	$(0.67)	$(0.95)
Non-GAAP net loss per common share—basic and diluted	$(0.23)	$(0.15)	$(0.38)	$(0.27)

Second Quarter 2022 Financial Summary

•Total revenue of $102.5 million, representing flat sequential growth and 21% year-over-year growth.
•GAAP gross margin of 44.9%, compared to 52.6% in the second quarter of 2021. Non-GAAP gross margin of 50.4%, compared to 57.6% in the second quarter of 2021.
•GAAP net loss of $16.4 million, compared to $58.3 million in the second quarter of 2021. Non-GAAP net loss of $28.0 million, compared to $17.4 million in the second quarter of 2021.
•GAAP net loss per basic and diluted shares of $0.14 compared to $0.51 in the second quarter of 2021. Non-GAAP net loss per basic and diluted shares of $0.23, compared to $0.15 in the second quarter of 2021.
•Repurchased $235.0 million in aggregate principal amount of convertible debt for $176.4 million, a 25% discount to par, before related fees and transaction costs, reducing total debt balance to $703.4 million from $934.1 million and recording a $54.4 million net gain.
Key Metrics
•Trailing 12 month net retention rate (NRR LTM)1 increased to 117% in the second quarter from 115% in the first quarter 2022.
•Dollar-Based Net Expansion Rate (DBNER)2 increased to 120% in the second quarter from 118% in the first quarter 2022.
•Total customer count of 2,894 in the second quarter, of which 471 were enterprise3 customers.
•Average enterprise customer spend of $730K in the second quarter, up 1% quarter-over-quarter.

For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.

Second Quarter Business Highlights
•Peer-recognized as a Customers’ Choice in the 2022 Gartner Peer Insights “Voice of the Customer”: Global CDN; Fastly received the highest customer rating of 4.8 out of 5 stars and highest customer willingness to recommend (97%), as of February 2022.
•Acquired Glitch, a platform of 1.8 million developers, bringing together two of the world’s best ecosystems for application development into a single, seamless developer experience to deliver globally performant, secure and reliable applications at scale.
•Introduced Fastly Security Labs, a new program that empowers customers to continuously innovate by being the first to test new detection and security features directly with the Security Product team, bolstering our feedback loops for Fastly’s Next-Gen WAF.
•Introduced Fastly’s new Object Store offering global, durable storage for compute functions at the edge allowing developers to store, control, or cache their data to reduce origin dependency and unlock new use cases.

Third Quarter and Full Year 2022 Guidance:

	Q3 2022	Full Year 2022
Total Revenue (millions)	$102 - $105	$415 - $425
Non-GAAP Operating Loss (millions)	($21.5) - ($18.5)	($78) - ($72)
Non-GAAP Net Loss per share (4)(5)	($0.18) - ($0.15)	($0.68) - ($0.63)
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Fastly’s future GAAP financial results.

Conference Call Information

Fastly will host an investor conference call to discuss its results at 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, August 3, 2022.

Date: Wednesday, August 3, 2022
Time: 2:00 p.m. PT / 5:00 p.m. ET
Webcast: https://investors.fastly.com
Dial-in: 888-330-2022 (US/CA) or 646-960-0690 (Intl.)
Conf. ID#: 7543239

Please dial in at least 10 minutes prior to the 2:00 p.m. PT start time. A live webcast of the call will be available at https://investors.fastly.com where listeners may log on to the event by selecting the webcast link under the “Quarterly Results” section.

A telephone replay of the conference call will be available at approximately 5:00 p.m. PT, August 3 through August 17, 2022 by dialing 800-770-2030 or 647-362-9199 and entering the passcode 7543239.

About Fastly
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver the fastest online experiences possible, while improving site performance, enhancing security, and empowering innovation at global scale. With world-class support that consistently achieves 95%+ customer satisfaction ratings*, Fastly’s beloved suite of edge compute, delivery, and security offerings has been recognized as a leader by industry analysts such as IDC, Forrester and Gartner. Compared to legacy providers, Fastly’s powerful and modern network architecture is the fastest on the planet, empowering developers to deliver secure websites and apps at global scale with rapid time-to-market and industry-leading cost savings. Thousands of the world’s most prominent organizations trust Fastly to help them upgrade the internet experience, including Reddit, Pinterest, Stripe, Neiman Marcus, The New York Times, Epic Games, and GitHub. Learn more about Fastly at https://www.fastly.com/, and follow us @fastly.

*As of June 1, 2022

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, the demand for our platform, and our ability to deliver on our long-term strategy. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, net gain on extinguishment of debt and amortization of debt discount and issuance costs.
Adjusted EBITDA: excludes stock-based compensation expense, depreciation and other amortization expenses, amortization of acquired intangible assets, acquisition-related expenses, interest income, interest expense, including amortization of debt discount and issuance costs, net gain on extinguishment of debt, other income (expense), net, and income taxes.
Acquisition-related Expenses: consists of acquisition-related charges that are not related to ongoing operations. Management considers its operating results without the acquisition-related expenses when evaluating its ongoing non-GAAP performance and its adjusted EBITDA performance because these charges may not be reflective of our core business, ongoing operating results, or future outlook.
Amortization of Acquired Intangible Assets: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases and acquisitions. Amortization of acquired intangible assets is included in the following cost and expense line items of our GAAP presentation: cost of revenue and sales and marketing. Management considers its operating results without the amortization expense of our acquired intangible assets when evaluating its non-GAAP performance and its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook.
Amortization of Debt Discount and Issuance Costs: consists primarily of amortization expense related to our debt obligations. Management considers its non-GAAP net loss and adjusted its EBITDA results without this activity when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook. These are included in our total interest expense.

Capital Expenditures: consists of cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Depreciation and amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue, research and development, sales and marketing, and general and administrative. Management considers its operating results without the depreciation and other amortization expense when evaluating its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.
Free Cash Flow: calculated as net cash used in operating activities less capital expenditures, including any advance payments made related to capital expenditures.
Income Taxes: consists primarily of expenses recognized related to state and foreign income taxes. Management considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without total interest expense when evaluating its non-GAAP net loss performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Income: consists primarily of interest income related to our marketable securities. Management considers its non-GAAP net loss and its adjusted EBITDA results without this activity when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Net Gain on Debt Extinguishment: relates to net gain on the partial repurchase of our outstanding convertible debt, Management considers its non-GAAP net loss and adjusted EBITDA results without this activity when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Other Income (Expense), Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without other income (expense), net when evaluating its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Stock-based Compensation Expense: consists of expenses for stock options, restricted stock units, performance awards, restricted stock awards and Employee Stock Purchase Plan ("ESPP") under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue, research and development, sales and marketing, and general and administrative.
Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures and adjusted EBITDA results for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.
Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

Key Metrics
1 We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.
2 We calculate Dollar-Based Net Expansion Rate by dividing the revenue for a given period from customers who remained customers as of the last day of the given period (the “current” period) by the revenue from the same customers for the same period measured one year prior (the “base” period). The revenue included in the current period excludes revenue from (i) customers that churned after the end of the base period and (ii) new customers that entered into a customer agreement after the end of the base period.
3 Enterprise customers are defined as those spending $100,000 or more in a twelve-month period.
4 Assumes weighted average basic shares outstanding of 122.4 million in Q3 2022 and 121.8 million for the full year 2022.
5 Non-GAAP Net Loss per share is calculated as full-year Non-GAAP Net Loss divided by weighted average basic shares for the full year 2022.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue	$102,518	$85,026	$204,900	$169,878
Cost of revenue(1)	56,466	40,320	110,381	77,814
Gross profit	46,052	44,706	94,519	92,064
Operating expenses:
Research and development(1)	38,717	30,346	79,154	59,334
Sales and marketing(1)	46,760	36,334	88,240	71,206
General and administrative(1)	29,543	35,494	59,097	68,955
Total operating expenses	115,020	102,174	226,491	199,495
Loss from operations	(68,968)	(57,468)	(131,972)	(107,431)
Net gain on extinguishment of debt	54,391	—	54,391	—
Interest income	1,502	276	2,183	450
Interest expense	(1,530)	(1,436)	(3,152)	(2,097)
Other income (expense)	(1,673)	178	(1,952)	114
Loss before income taxes	(16,278)	(58,450)	(80,502)	(108,964)
Income tax expense (benefit)	159	(155)	199	14
Net loss	$(16,437)	$(58,295)	$(80,701)	$(108,978)
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.51)	$(0.67)	$(0.95)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic and diluted	121,242	115,326	120,295	114,733

__________

(1)Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Cost of revenue	$3,188	$1,828	$6,134	$3,014
Research and development	13,889	8,634	32,478	16,592
Sales and marketing	10,184	5,631	20,278	10,639
General and administrative	7,717	17,333	16,110	34,019
Total	$34,978	$33,426	$75,000	$64,264

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Gross Profit
GAAP gross profit	$46,052	$44,706	$94,519	$92,064
Stock-based compensation	3,188	1,828	6,134	3,014
Amortization of acquired intangible assets	2,475	2,475	4,950	4,950
Non-GAAP gross profit	$51,715	$49,009	$105,603	$100,028
GAAP gross margin	44.9%	52.6%	46.1%	54.2%
Non-GAAP gross margin	50.4%	57.6%	51.5%	58.9%

Research and development
GAAP research and development	$38,717	$30,346	$79,154	$59,334
Stock-based compensation	(13,889)	(8,634)	(32,478)	(16,592)
Non-GAAP research and development	$24,828	$21,712	$46,676	$42,742

Sales and marketing
GAAP sales and marketing	$46,760	$36,334	$88,240	$71,206
Stock-based compensation	(10,184)	(5,631)	(20,278)	(10,639)
Amortization of acquired intangible assets	(2,710)	(2,709)	(5,419)	(5,525)
Non-GAAP sales and marketing	$33,866	$27,994	$62,543	$55,042

General and administrative
GAAP general and administrative	$29,543	$35,494	$59,097	$68,955
Stock-based compensation	(7,717)	(17,333)	(16,110)	(34,019)
Acquisition-related expenses	(1,912)	(1,298)	(1,970)	(2,227)
Non-GAAP general and administrative	$19,914	$16,863	$41,017	$32,709

Operating loss
GAAP operating loss	$(68,968)	$(57,468)	$(131,972)	$(107,431)
Stock-based compensation	34,978	33,426	75,000	64,264
Amortization of acquired intangible assets	5,185	5,184	10,369	10,475
Acquisition-related expenses	1,912	1,298	1,970	2,227
Non-GAAP operating loss	$(26,893)	$(17,560)	$(44,633)	$(30,465)

Net loss
GAAP net loss	$(16,437)	$(58,295)	$(80,701)	$(108,978)
Stock-based compensation	34,978	33,426	75,000	64,264
Amortization of acquired intangible assets	5,185	5,184	10,369	10,475
Acquisition-related expenses	1,912	1,298	1,970	2,227
Net gain on extinguishment of debt	(54,391)	—	(54,391)	—
Amortization of debt discount and issuance costs	776	993	1,739	993
Non-GAAP loss	$(27,977)	$(17,394)	$(46,014)	$(31,019)

Non-GAAP net loss per common share—basic and diluted	$(0.23)	$(0.15)	$(0.38)	$(0.27)
Weighted average basic and diluted common shares	121,242	115,326	120,295	114,733

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Adjusted EBITDA
GAAP net loss	$(16,437)	$(58,295)	$(80,701)	$(108,978)
Stock-based compensation	34,978	33,426	75,000	64,264
Depreciation and other amortization	10,860	7,000	20,835	13,491
Amortization of acquired intangible assets	5,185	5,184	10,369	10,475
Acquisition-related expenses	1,912	1,298	1,970	2,227
Interest income	(1,502)	(276)	(2,183)	(450)
Interest expense	754	443	1,413	1,104
Amortization of debt discount and issuance costs	776	993	1,739	993
Net gain on extinguishment of debt	(54,391)	—	(54,391)	—
Other expense (income)	1,673	(178)	1,952	(114)
Income tax expense (benefit)	159	(155)	199	14
Adjusted EBITDA	$(16,033)	$(10,560)	$(23,798)	$(16,974)

Condensed Consolidated Balance Sheets
(in thousands)

	As of June 30, 2022	As of December 31, 2021
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$62,510	$166,068
Marketable securities, current	419,905	361,795
Accounts receivable, net of allowance for credit losses	68,218	64,625
Prepaid expenses and other current assets	29,037	32,160
Total current assets	579,670	624,648
Property and equipment, net	173,950	166,961
Operating lease right-of-use assets, net	69,861	69,631
Goodwill	670,186	636,805
Intangible assets, net	93,978	102,596
Marketable securities, non-current	284,951	528,911
Other assets	60,199	29,468
Total assets	$1,932,795	$2,159,020
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,011	$9,257
Accrued expenses	49,943	36,112
Finance lease liabilities, current	28,088	21,125
Operating lease liabilities, current	19,243	20,271
Other current liabilities	33,705	45,107
Total current liabilities	140,990	131,872
Long-term debt	703,375	933,205
Finance lease liabilities, noncurrent	26,479	22,293
Operating lease liabilities, noncurrent	60,657	55,114
Other long-term liabilities	7,556	2,583
Total liabilities	939,057	1,145,067
Stockholders’ equity:
Class A common stock	2	2
Additional paid-in capital	1,597,869	1,527,468
Accumulated other comprehensive loss	(12,542)	(2,627)
Accumulated deficit	(591,591)	(510,890)
Total stockholders’ equity	993,738	1,013,953
Total liabilities and stockholders’ equity	$1,932,795	$2,159,020

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(16,437)	$(58,295)	$(80,701)	$(108,978)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	10,736	6,927	20,586	13,346
Amortization of intangible assets	5,309	5,257	10,618	10,620
Amortization of right-of-use assets and other	6,539	6,303	13,378	12,660
Amortization of debt discount and issuance costs	775	937	1,739	1,269
Amortization of deferred contract costs	2,138	1,535	3,989	2,946
Stock-based compensation	34,978	33,426	75,000	64,264
Provision for credit losses	402	225	529	(195)
Interest on finance lease	(649)	(405)	(1,240)	(735)
Loss on disposals of property and equipment	586	—	854	27
Amortization and accretion of discounts and premiums on investments	894	—	1,851	—
Net gain on extinguishment of debt	(54,391)	—	(54,391)	—
Other adjustments	(67)	749	61	813
Changes in operating assets and liabilities:
Accounts receivable	5,097	(3,927)	(4,122)	(5,612)
Prepaid expenses and other current assets	(2,701)	(3,814)	(4,812)	(5,494)
Other assets	(3,948)	(2,137)	(6,399)	(5,089)
Accounts payable	3,336	(1,957)	844	162
Accrued expenses	(3,729)	(3,080)	1,162	(3,835)
Operating lease liabilities	(6,280)	(6,491)	(12,837)	(12,856)
Other liabilities	732	7,733	4,021	8,804
Net cash used in operating activities	(16,680)	(17,014)	(29,870)	(27,883)
Cash flows from investing activities:
Purchases of marketable securities	(207,286)	(269,537)	(355,479)	(333,868)
Sales of marketable securities	159,552	—	161,853	12,497
Maturities of marketable securities	127,333	31,750	367,880	57,253
Business acquisitions, net of cash acquired and other related payments	(25,224)	—	(25,999)	—
Advance payment for purchase of property and equipment	(29,310)	—	(29,310)	—
Purchases of property and equipment	(4,151)	(2,934)	(8,815)	(11,013)
Proceeds from sale of property and equipment	241	—	241	—
Capitalized internal-use software	(4,926)	(1,691)	(8,736)	(2,680)
Purchase of intangible assets	—	(2,093)	—	(2,093)
Net cash provided by (used in) investing activities	16,229	(244,505)	101,635	(279,904)
Cash flows from financing activities:
Issuance of convertible note, net of issuance costs	—	—	—	930,775
Payments of other debt issuance costs	—	—	—	(1,351)
Net cash paid for debt extinguishment	(177,082)	—	(177,082)	—
Repayments of finance lease liabilities	(6,147)	(3,628)	(11,029)	(6,579)
Cash received for restricted stock sold in advance of vesting conditions	—	—	10,655	—
Cash paid for early sale of restricted shares	(3,539)	—	(7,037)	—
Proceeds from exercise of vested stock options	1,721	2,886	4,769	5,605
Proceeds from employee stock purchase plan	1,571	1,493	3,977	4,564
Net cash provided by (used in) financing activities	(183,476)	751	(175,747)	933,014
Effects of exchange rate changes on cash and cash equivalents	(100)	(29)	(319)	(141)
Net increase (decrease) in cash and cash equivalents	(184,027)	(260,797)	(104,301)	625,086
Cash and cash equivalents and restricted cash at beginning of period	246,687	949,763	166,961	63,880
Cash and cash equivalents and restricted cash at end of period	62,660	688,966	62,660	688,966
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows:
Cash and cash equivalents	62,510	687,986	62,510	687,986
Restricted cash, current	150	87	150	87
Restricted cash, non-current	—	893	—	893
Total cash, cash equivalents, and restricted cash	$62,660	$688,966	$62,660	$688,966

Free Cash Flow
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Cash flow used in operations	$(16,680)	$(17,014)	$(29,870)	$(27,883)
Capital expenditures(1)	(14,983)	(8,253)	(28,339)	(20,272)
Advance payment for purchase of property and equipment(2)	$(29,310)	$—	$(29,310)	$—
Free Cash Flow	$(60,973)	$(25,267)	$(87,519)	$(48,155)
__________
(1)Capital Expenditures are defined as cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, and capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
(2)Advance payments for purchase of property and equipment relate to prepayments made for our capital expenditures in advance of receiving the asset, as reflected in our statement of cash flows.

Contacts
Investor Contact:
Vernon Essi, Jr.
ir@fastly.com

Media Contact:
press@fastly.com

Source: Fastly, Inc.